As filed with the Securities and Exchange Commission on February 15, 1999.

                                                     Registration No. __________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           ACT TELECONFERENCING, INC.
           (Exact name of the Registrant as specified in its charter)

         Colorado                                                84-1132665
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)



                         1658 Cole Boulevard, Suite 130
                             Golden, Colorado 80401
                                 (303) 233-3500
                         (Address and telephone number
                        of principal executive offices)



                                Gavin J. Thomson
                         1658 Cole Boulevard, Suite 130
                             Golden, Colorado 80401
                                 (303) 235-9000
                      (Name, address, and telephone number
                             of agent for service)


                                    Copy to:
                              William J. Campbell
                                Benjamin M. Chin
                              Faegre & Benson LLP
                              2500 Republic Plaza
                             370 Seventeenth Street
                             Denver, Colorado 80202
                                 (303) 592-9000
                              ___________________

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the Registration Statement becomes effective.

                                  -----------
                             ____________________

  If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

=======================================================================================
                                                               Proposed
                                               Proposed         maximum
          Title of              Amount         maximum         aggregate    Amount of
       securities to            to be     offering price per   offering    registration
       be registered          registered    unit or  share       price         fee
---------------------------------------------------------------------------------------
Shares of Common Stock, no       131,210               $5.25  $688,852.50       $191.50
par value
---------------------------------------------------------------------------------------


  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS


                           ACT TELECONFERENCING, INC.


                         131,210 Shares of Common Stock


  Pursuant to a Share Purchase Agreement dated as of September 30, 1998, we acquired 100% of the shares of Advanced Multipoint Conferencing, Inc. ("AMC"), an Ottawa teleconferencing services company, for cash and by issuing 112,710 shares of our common stock. This prospectus relates to the registration of the 112,710 shares and 18,500 of our shares (collectively referred to as the "Shares") issued to Intrepid Communications, LLC pursuant to a Services
Agreement dated as of January 18, 1999.   We will not receive any cash for the
131,210 shares.

                                                Per Share           Total
                                                -----------------  -------
Offering Price
  Common Stock     112,710                      $5.25              $591,727.50
  Common Stock      18,500                      $5.25              $ 97,125.00
Commissions                                     None               None
Proceeds to ACT                                 $5.25              $688,852.50*

     *Before deducting expenses


                    NASDAQ SmallCap Market Trading Symbols:
                              ACTT (Common Stock)
                                ACTTW (Warrants)
                            _______________________



  This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 4.

  The Securities and Exchange Commission or any state securities commission has not approved or disapproved these securities, or determined if this prospectus
is truthful or complete.   Any representation to the contrary is a criminal
offense.

                            _______________________

                            Dated February 15, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                        PAGE
RISK FACTORS........................................................... 4

INFORMATION INCORPORATED BY REFERENCE.................................. 5

THE COMPANY AND RECENT DEVELOPMENTS.................................... 5

THE TRANSACTION........................................................ 7

USE OF PROCEEDS........................................................ 7

PLAN OF DISTRIBUTION................................................... 7

DESCRIPTION OF SECURITIES.............................................. 8

LEGAL MATTERS.......................................................... 8

EXPERTS................................................................ 8

INDEMNIFICATION........................................................ 8

          We have not authorized any dealer, salesperson, or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover.

                                  RISK FACTORS

          Our risk factors are set forth in full in our Post-Effective Amendment No. 4 to Form SB-2 filed on December 8, 1998 and our prospectus filed on January 4, 1999, both are incorporated by reference in this prospectus. We will furnish without charge to you, on written or oral request, a copy of such documents (other than the attached exhibits). You should direct any requests for such report to:


                                 Jeana Sutphin
                         1658 Cole Boulevard, Suite 130
                             Golden, Colorado 80401
                                 (303) 235-9000

                      WHERE YOU CAN FIND MORE INFORMATION

          This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly, and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. Our SEC filings are also available at the office of the National Association of Securities Dealers, Inc. For more information on obtaining copies of our public filings at the National Association of Securities Dealers, Inc., you should write to National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                     INFORMATION INCORPORATED BY REFERENCE

          The SEC allows us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in these documents is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference our:

          .    Annual Report on Form 10-KSB/A for the year ended December 31,
               1997 (including information specifically incorporated by
               reference) filed March 24, 1998;
          .    Definitive Notice and Proxy Statement filed April 15, 1998, filed in connection with our May 13, 1998 annual meeting of
               shareholders;
          .    Quarterly Reports on Form 10-QSB for the quarters ending March 31
               (filed May 15), June 30 (filed August 14 and amended on August
               24), and September 30, 1998 (filed November 13, 1998);
          .    Current Reports on Form 8-K filed with the SEC on January 15,
               July 17, and October 30, 1998 and January 4 and January 15, 1999;
          .    Form S-8 filed July 2, 1998 and Post-Effective Amendment No. 1 to
               Form S-8 filed August 19, 1998;
          .    Post-Effective Amendment No. 4 to Form SB-2 filed December 8,
               1998; and
          .    Prospectus filed on January 4, 1999.

     You or any beneficial owner may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

                                 Jeana Sutphin
                         1658 Cole Boulevard, Suite 130
                             Golden, Colorado 80401
                                 (303) 235-9000

                      THE COMPANY AND RECENT DEVELOPMENTS

     We provide and market a broad range of high-quality audio, video and data teleconferencing services, and distribute related teleconferencing products to businesses and other organizations in the United States, United Kingdom, Netherlands, Belgium, France, and Australia. We maintain operations centers in these countries, where we have installed and operate computer-managed telecommunications equipment known as "bridges" for conducting multiparty audio conferences.

     Our Actioncall(TM) audio teleconferencing services accommodate multiparty conferences with a number of participants at levels of audio volume and clarity that are not generally available on most office telephones. Audio teleconferencing enables routine meetings, training, information distribution and other business meetings to take place where travel makes it impractical, inconvenient, or expensive to assemble a large group on short notice or with regular frequency. We offer a variety of services at different price levels depending on customer needs and business volume. Our customers include small businesses, multinationals, law firms, accounting firms, banks, and a variety of other businesses and entities.

     Our video conferencing bridging service commenced in 1996 in the United Kingdom. It connects video participants by means of a video multipoint control unit ("MCU") under the ActionViewTM brand name. We plan to extend this videoconferencing service to all other operations centers worldwide.

     We also offer a variety of audio and video teleconferencing products including the Tandberg, Picturetel, Polycom, and RSI brand names. These products are competitively priced, stand-alone systems that permit individuals or small groups to send and receive video and audio signals over digital telephone systems. These systems comply with international standards and are connected primarily over the Integrated Services Digital Network ("ISDN") service, which is available in most major metropolitan markets. Our audio and data teleconferencing services can be provided over any telephone network.

     We market data teleconferencing services and software, as an adjunct to our audio teleconferencing services, and also distribute data teleconferencing software that permits clients to interconnect desktop computers by standard modem to simultaneously conduct audio and data teleconferences.

     We market our services and products through our North American, European, and Asia-Pacific marketing operations. We are actively seeking opportunities for expansion through the establishment of additional American, European, and Asia-Pacific sales offices and operations centers.

     We began handling audio teleconferencing calls for Concert Global Networks Limited, the global teleconferencing services company owned by British Telecommunications plc, as an outsource provider of these services during the fourth quarter of 1998. In October 1998, we agreed to provide video teleconferencing bridge services for customers of GTE Telephone Operating Company and to acquire GTE's video conferencing bridging equipment.

     We incorporated under the laws of Colorado in 1989, and commenced operations on January 2, 1990. Through a reorganization in October 1992, we acquired all of the outstanding shares of our related companies, which were owned by substantially the same shareholders who owned our shares, transferred our operating assets to our subsidiaries, and began operations as a holding company.

     In 1992 we acquired 60% of ACT Teleconferencing Limited, a majority owned United Kingdom subsidiary, to conduct operations in the United Kingdom. In July 1995 we acquired 100% of the issued share capital of NBS, Inc., a Minnesota corporation, and changed its name to ACT VideoConferencing, Inc. In September 1995 we commenced audio teleconferencing operations in continental Europe through a wholly owned subsidiary, ACT Teleconferencing B.V., a Netherlands corporation.

     In May 1997 we formed ACT Teleconferencing (Pty) Limited, in Australia and purchased 80% of the issued share capital. In December 1997 we acquired 80% of the issued shares of Multimedia and Teleconferencing Solutions, Limited ("MaTS"), a value-added videoconferencing reseller based in the United Kingdom. In February 1998, we formed ACT Teleconferencing France, S.A., for the purpose of operating a teleconferencing service in France.

     In February 1998, we opened an office (and established an audio teleconferencing operations center) in New Jersey to serve the New York City area. In September 1998 we announced our expansion into Canada with the opening of a new facility in Toronto operated by ACT Teleconferencing Canada, Inc. and an agreement to acquire Ottawa's Advanced Multi-Point Conferencing, Inc. ("AMC"). We closed on the acquisition of AMC in October 1998. We are evaluating expansion into Germany and Hong Kong.

     We operate as a holding company for our wholly owned domestic and foreign subsidiaries and for our majority owned international subsidiaries. Our principal executive offices are located at 1658 Cole Boulevard, Suite 130, Golden, Colorado 80401, and our telephone number is (303) 233-3500.

                                THE TRANSACTION

     Consistent with our policy to acquire an existing provider of teleconferencing services in various cities, rather than establishing a new office and installing a new bridge in that city, on October 16, 1998, we agreed to acquire 100% of the shares of AMC and paid $1,656,000 Canadian dollars consisting of $330,000 Canadian dollars in cash and 112,710 shares of our common stock. We extended the closing date to November 5, 1998 to obtain all the appropriate documentation and to make adjustments in response to fluctuations in market price of our common stock and exchange notes and to address accounting issues. The distribution of cash and common stock to AMC's shareholders was:

AMC SHAREHOLDER                                          CASH (Canadian Dollars)                            COMMON STOCK
Mark Kelly                                                       104,430.40                                 35,666

Stephen Nava                                                     104,430.40                                 35,666

Wendy Threader                                                   104,430.40                                 35,666

Anna Cheung                                                        1,044.30                                    357

Tina Cheung                                                        1,044.30                                    357

Denis Colbourne                                                    4,177.20                                  1,428

Margo Kelly                                                        2,088.60                                    714

Terry Kelly                                                        4,177.20                                  1,428

Tom Moore                                                          2,088.60                                    714

Jack Threader                                                      2,088.60                                    714
                                                                -----------                                 ------

TOTAL:                                                          $330,000.00                                112,710 Shares

     Additionally, on January 18, 1999, we entered into a Services Agreement with Intrepid Communications, LLC, a Colorado limited liability company, for management and other services in connection with our Ottawa office. The Service Agreement provides for our payment of $71,500 cash and issuance of 18,500 shares
of our common stock to Intrepid Communications, LLC.   The shares issued to
AMC's shareholders were issued pursuant to Regulation S of the Securities Act of 1933 (the "Act"), and the shares issued to Intrepid Communications, LLC were exempt under section 4(2) of the Act.

     The Shares issued to AMC and Intrepid Communications, LLC were restricted securities and were issued in transactions that were exempt from registration under the Securities Act of 1933 and state securities laws.


                                USE OF PROCEEDS

     We will not receive any proceeds from the issuance of our Shares to AMC's shareholders, but we have already acquired 100% of AMC's shares of common stock. The acquisition price to obtain AMC's shares was $1,656,000 Canadian dollars consisting of $330,000 Canadian dollars in cash and 112,710 shares of our common stock. We will also not receive any proceeds from the issuance of our 18,500 shares to Intrepid Communications, LLC but will receive management and other services from it.


                              PLAN OF DISTRIBUTION

     We have not engaged the services of an underwriter or broker in connection with the issuance of the Shares. Our stock transfer agent will issue the Shares as the holder of the Shares directs.

                           DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 10,000,000 shares of Common Stock, no par value and 1,000,000 shares of Preferred Stock, no par value. As of December 31, 1998, approximately 100 shareholders of record held 3,769,633 outstanding shares. We believe these shares are held of record for approximately 450 beneficial shareholders. There are no shares of Preferred Stock outstanding.


Common Stock

     The holders of shares of Common Stock are entitled to one vote for each share held of record on all matters on which shareholders are entitled or permitted to vote. There is no cumulative voting for the election of directors. Subject to preferences that may be applicable to any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as the board of directors may lawfully declare out of funds legally available and in liquidation and to share pro rata in any other distribution to the holders of Common Stock, although no such dividends have ever been paid, and none are expected to be paid in the future. Holders of Common Stock have no preemptive or subscription rights. There are no conversion rights, redemption rights, sinking fund provisions, or fixed dividend rights with respect to the Common Stock.

     All currently outstanding shares of Common Stock are, and any Common Stock issued in this offering or in connection with the future exercise of options or warrants will be, fully paid and non-assessable.


                                 LEGAL MATTERS

     Faegre & Benson LLP will pass upon certain legal matters for the Company in connection with the issuance of our Shares as described in this prospectus.

                                    EXPERTS


     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements for the years ended December 31, 1997, as set forth in their report, which is included in this prospectus and registration statement. Our consolidated financial statements are included in this prospectus and registration statement in reliance on their report, given on their authority as experts in accounting and auditing.

                                INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     Other expenses in connection with this registration on Form S-3 are estimated to be:

                                                        Approximate Expense
Item
SEC registration fee                                            $      191.50
Legal Fees                                                          10,000*
Accounting Fees and Expenses                                        10,000*
Transfer Agent's Fees                                                  235*
Miscellaneous Expenses                                                 973.50*
                                                                -------------
 Total                                                          $   21,400

* Indicates estimate for the purpose of this filing.

Item 15.  Indemnification of Directors And Officers.

     The Colorado Business Corporation Act permits a corporation organized under it to indemnify its directors, officers, employees, and agents for various acts. Our Articles of Incorporation have been framed so as to conform to the Colorado Business Corporation Act. (Reference is made to the Articles of Incorporation, as amended, incorporated by reference as Exhibit 3.1 to this Registration Statement.)

     In general, we may indemnify any officer, director, employee, or agent against expenses, fines, penalties, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Indemnification is mandatory with respect to a director or officer who was wholly successful in defense of a proceeding. In all other cases, indemnification of a director, officer, employee, or agent requires the board of directors independent determination, independent legal counsel's determination, or a vote of the shareholders that the person to be indemnified met the applicable standard of conduct.

     The circumstances under which indemnification is granted in connection with an action brought on our behalf are generally the same as those mentioned above; however, with respect to such actions against directors, indemnification is granted only with respect to reasonable expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner the person reasonably believed was in our best interest; the person must not have been adjudged liable to us; and the person must not have received an improper personal benefit.

     Indemnification may also be granted under the terms of agreements which may be entered into in the future according to a vote of shareholders or directors. In addition, we are authorized to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their services in such a position. We may obtain an insurance policy in the future.


Item 16. Exhibits.

Exhibit
No.             Description
---             -----------
3.1/(2)/        Restated Articles of Incorporation of the Company dated April 15, 1996
3.2/(2)/        Bylaws of the Company, amended as of April 15, 1996
4.1/(1)/        Form of specimen certificate for Common Stock of the Company
 5              Opinion of Faegre & Benson LLP
 10.1/(1)/      Stock Option Plan of 1991, as amended, authorizing 400,000 shares of Common Stock for issuance under the Plan
 10.2/(1)/      Form of Stock Option Agreement
 10.3/(1)/      Form of Common Stock Purchase Warrant
 10.10/(1)/     Split Dollar Insurance Agreement dated March 1, 1990, between the Company and Gerald D. Van
                Eeckhout
 10.11/(1)/     Service Agreement dated April 10, 1992 between David Holden and ACT Teleconferencing Limited

 10.19/(4)/     Stock Option Plan of 1996
 10.20/(5)/     Employee Stock Purchase Plan
 10.22/(6)/     Loan and Security Agreement dated March 31, 1998 and Form of Stock Purchase Warrant with
                Sirrom Capital Corporation and Equitas L.P.
 10.23/(6)/     Loan Agreement with Key Bank, N.A.
 10.24/(7)/     Lease Commitment and Warrant with R.C.C. Finance Group Ltd.
 10.25/(7)/     Contract for the Supply of Conferencing Services Design Development and Information signed
                July 14, 1998 between ACT Teleconferencing Services, Inc. and Concert Global Networks Limited
 10.26/(7)/     Agreement for the Supply of Conferencing Services signed July 14, 1998 between ACT
                Teleconferencing Services, Inc. and Concert Global Networks Limited
 10.27/(7)/     Agreement for Videoconferencing Equipment and Services (GTE Telephone Operating Companies)
                dated October 1, 1998
23.1            Consent of Ernst & Young LLP
24.1            Power of Attorney included in signature page of registration statement

/(1)/ Incorporated by reference, attached as an exhibit of the same number to our Registration Statement on Form SB-2, filed with the SEC on October 10, 1995, and amendments to the Form, SB-2, File No. 33-97908-D.

/(2)/ Incorporated by reference, attached as an exhibit of the same number to our Form 10-QSB for the Quarter ended March 31, 1996, File No. 0-27560, filed May 15, 1996.

/(3)/ Incorporated by reference, attached as an exhibit of the same number to our Form S-8, File 0-27560, filed July 21, 1998.

/(4)/ Incorporated by reference, attached as an exhibit to our Schedule 14A Information filed with the SEC on April 30, 1997, File No. 0-27560.

/(5)/ Incorporated by reference, attached as an exhibit to our Schedule 14A Information filed with the SEC on April 15, 1998, File No. 0-27560.

/(6)/ Incorporated by reference, attached as an exhibit of the same number to our Amendment No. 1 to Form 10-QSB for the Quarter ended June 30, 1998, File 0-27560, filed August 24, 1998 (originally filed under cover of Form SE on August 14, 1998).

/(7)/ Incorporated by reference, attached as an exhibit of the same number to our Form 10-QSB for the Quarter ended September 30, 1998, File 0-27560, filed November 16, 1998.

Item 17. Undertakings.

         The undersigned Registrant hereby undertakes:

         .    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         .    That, for the purpose of determining any liability under the
Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         .    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

         .    That, for purposes of determining any liability under the
Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the undersigned to sign this Registration Statement or Amendment on the Registrant's behalf, duly authorized in the City of Golden, State of Colorado, on February 15, 1999.


                                                ACT TELECONFERENCING, INC.


Date: February 15, 1999                         By   /s/ Gerald D. Van Eeckhout
                                                -------------------------------
                                                Gerald D. Van Eeckhout
                                                Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this Registration Statement or Amendment.


Signature                                       Title
---------                                       -----

/s/ Gerald D. Van Eeckhout                      Chief Executive Officer
--------------------------                               and Director
Gerald D. Van Eeckhout                          (Principal Executive Officer)


/s/ Gavin Thomson                               Chief Financial Officer
--------------------------                              (Principal Financial &
Gavin Thomson                                            Accounting Officer)

*
--------------------------                      Director
Ronald J. Bach

*
--------------------------                      Director
James F. Seifert

*
--------------------------                      Director
Carolyn R. Van Eeckhout

*
--------------------------                      Director
Donald Sturtevant

* Gavin Thomson signs this document on behalf of each of the above named directors of the Registrant under each person's duly executed power of attorney.

                                                      /s/ Gavin Thomson
                                                -------------------------------
                                                Gavin Thomson, Attorney in fact

Index to Exhibits
All exhibits are filed electronically or incorporated by reference.

Exhibit
No.             Description
---             -----------
3.1/(2)/        Restated Articles of Incorporation of the Company dated April 15, 1996
3.2/(2)/        Bylaws of the Company, amended as of April 15, 1996
4.1/(1)/        Form of specimen certificate for Common Stock of the Company
 5              Opinion of Faegre & Benson LLP
 10.1/(1)/      Stock Option Plan of 1991, as amended, authorizing 400,000 shares of Common Stock for issuance under the Plan
 10.2/(1)/      Form of Stock Option Agreement
 10.3/(1)/      Form of Common Stock Purchase Warrant
 10.10/(1)/     Split Dollar Insurance Agreement dated March 1, 1990, between the Company and Gerald D. Van
                Eeckhout
 10.11/(1)/     Service Agreement dated April 10, 1992 between David Holden and ACT Teleconferencing Limited
 10.19/(4)/     Stock Option Plan of 1996
 10.20/(5)/     Employee Stock Purchase Plan
 10.22/(6)/     Loan and Security Agreement dated March 31, 1998 and Form of Stock Purchase Warrant with
                Sirrom Capital Corporation and Equitas L.P.
 10.23/(6)/     Loan Agreement with Key Bank, N.A.
 10.24/(7)/     Lease Commitment and Warrant with R.C.C. Finance Group Ltd.
 10.25/(7)/     Contract for the Supply of Conferencing Services Design Development and Information signed
                July 14, 1998 between ACT Teleconferencing Services, Inc. and Concert Global Networks Limited
 10.26/(7)/     Agreement for the Supply of Conferencing Services signed July 14, 1998 between ACT
                Teleconferencing Services, Inc. and Concert Global Networks Limited
 10.27/(7)/     Agreement for Videoconferencing Equipment and Services (GTE Telephone Operating Companies)
                dated October 1, 1998
 23.1           Consent of Ernst & Young LLP
 24.1           Power of Attorney included in signature page of registration statement

/(1)/ Incorporated by reference, attached as an exhibit of the same number to our Registration Statement on Form SB-2, filed with the SEC on October 10, 1995, and amendments to the Form, SB-2, File No. 33-97908-D.

/(2)/ Incorporated by reference, attached as an exhibit of the same number to our Form 10-QSB for the Quarter ended March 31, 1996, File No. 0-27560, filed May 15, 1996.

/(3)/ Incorporated by reference, attached as an exhibit of the same number to our Form S-8, File 0-27560, filed July 21, 1998.

/(4)/ Incorporated by reference, attached as an exhibit to our Schedule 14A Information filed with the SEC on April 30, 1997, File No. 0-27560.

/(5)/ Incorporated by reference, attached as an exhibit to our Schedule 14A Information filed with the SEC on April 15, 1998, File No. 0-27560.

/(6)/ Incorporated by reference, attached as an exhibit of the same number to our Amendment No. 1 to Form 10-QSB for the Quarter ended June 30, 1998, File 0-27560, filed August 24, 1998 (originally filed under cover of Form SE on August 14, 1998).

/(7)/ Incorporated by reference, attached as an exhibit of the same number to our Form 10-QSB for the Quarter ended September 30, 1998, File 0-27560, filed November 16, 1998.

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